UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DWS DREMAN VALUE INCOME EDGE FUND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	20-5691014 (I.R.S. Employer Identification No.)
345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-137385
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

common stock, $0.01 par value per share	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.01 par value per share, of DWS Dreman Value Income Edge Fund, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of the Shares” in the prospectus included in Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on November 16, 2006 (Registration Nos. 333-137385 and 811-21949), which description is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 16, 2006

DWS DREMAN VALUE INCOME EDGE FUND, INC.

By:	/s/ Michael G. Clark
Michael G. Clark
President and Chief Executive Officer

3